Exhibit 3.3

FORM NO. 2

BERMUDA

THE COMPANlES ACT 1981

ALTERED MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES

Section 7(1) and (2)

MEMORANDUM OF ASSOCIATION

OF

Triton Container International Limited

(hereinafter referred to as the “Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

Name and Address	Bermudian Status (Yes or No)	Nationality	Number of Shares Subscribed

Michael J. Spurling Thirty Cedar Avenue Hamilton, Bermuda	Yes	British	1

Ruby L. Rawlins Thirty Cedar Avenue Hamilton, Bermuda	Yes	British	l

Marcia De Couto Thirty Cedar Avenue Hamilton, Bermuda	Yes	British	1

Toni Wheatley Thirty Cedar Avenue Hamilton, Bermuda	Yes	British	l

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted Company as defined by the Companies Act 1981.

4.	The Company has power to hold land situated in Bermuda not exceeding in all, including the following parcels:-

Not Applicable

5.	The authorised share capital of the Company is USD 1.00 divided into 100 shares of par value USD 0.01 each.

6.	The objects for which the Company is formed and incorporated are unrestricted.

7.	The following are provisions regarding the powers of the Company:

(i)	has the powers of a natural person;

(ii)	subject to the provisions of Section 42 of the Companies Act 1981, has the power to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;

(iii)	has the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981; and

(iv)	has the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-

Subscriber	Witness

(Subscribers)	(Witnesses)

Subscribed this 5th day of December, 1985.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:- (Subscribers) (Witnesse) SUBSCRIBED this 5th day of December, 1985.